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                                   EXHIBIT B

                   AGREEMENT FOR JOINT FILING PURSUANT TO RULE
              13d-1(f)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934


         Pursuant to 17 CFR 240.13D-1(F)(1) under the Securities Exchange Act of 1934, as amended, the undersigned do hereby agree in writing that a Schedule 13D with respect to the common stock of Stewart & Stevenson Services, Inc. be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of any information concerning them contained therein. The undersigned further constitute and appoint Donald E. Stevenson as their lawful attorney-in-fact and agent, to execute and file such Schedule 13D, and any amendments thereto on their behalf.

         Dated as of this 22 day of January, 2002.




                                               /s/ DONALD E. STEVENSON
                                         ---------------------------------------
                                                   Donald E. Stevenson


                                               /s/ Keith T. Stevenson
                                         ---------------------------------------
                                                   Keith T. Stevenson


                                         THE DONALD E. STEVENSON TESTAMENTARY
                                         TRUST



                                         By:  /s/ DONALD E. STEVENSON
                                            ------------------------------------
                                              Donald E. Stevenson, Trustee


                                         ESTATE OF MADLIN STEVENSON



                                         By: /s/ DONALD E. STEVENSON
                                            ------------------------------------
                                             Donald E. Stevenson, Co-Executor


                                         By: /s/ KEITH T. STEVENSON, CO-EXECUTOR
                                            ------------------------------------
                                             Keith T. Stevenson, Co-Executor